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                                                                    Exhibit 10.5

                                                                  EXECUTION COPY

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the "Settlement Agreement"), is entered into this 16th day of April, 2003 by and between Voxware, Inc. ("Voxware"), a Delaware corporation having offices at 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, and Castle Creek Technology Partners, LLC ("Castle Creek"), having offices at 111 West Jackson Boulevard, Chicago, Illinois 60604. Voxware and Castle Creek are referred to herein each, individually, as a "Party" and collectively, as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, on August 15, 2000, Voxware issued and sold to Castle Creek 4,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Stock"); and

     WHEREAS, on August 29, 2001, Voxware issued to Castle Creek 3,365 shares of Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Stock"), in exchange for all of the issued and outstanding Series A Stock held by Castle Creek pursuant to the terms of an Exchange Agreement dated as of August 29, 2001 between Voxware and Castle Creek (the "Exchange Agreement"); and

     WHEREAS, the Company was required to redeem the Series B Stock on February 10, 2003 for an amount equal to $1,000 per share plus any accrued and unpaid dividends; and

     WHEREAS, Voxware believes that, as a result of its current financial condition, funds are not legally available for the redemption of the Series B Stock; and

     WHEREAS, on February 13, 2003, Castle Creek filed a civil action against Voxware in the United States District Court for the District of Delaware, Civil Action No. 03-196 (the "Litigation") with respect to Voxware's failure to redeem the Series B Stock; and

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     WHEREAS, the Parties agree that they are entering into this Settlement
Agreement solely for the purposes of settling all disagreements between them and to avoid further costs and liabilities with respect to these disagreements. This Settlement Agreement is the product of informed negotiations and compromises of previously stated legal positions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do stipulate and agree as follows:

     1. Settlement of the Litigation: In full and final settlement of the Litigation, the following transactions will have occurred for the benefit of Castle Creek:

          a. Voxware shall have consummated a financing (the "Financing") through the sale of its Series D Convertible Preferred Stock, par value $0.001 per share ("Series D Stock") substantially on the terms set forth in the Series D Convertible Preferred Stock Purchase Agreement dated as of April 16, 2003 (the "Series D Purchase Agreement") between Voxware and the Purchaser listed therein, which agreement is attached hereto as Exhibit A; and

          b. Castle Creek and Voxware shall have amended the Exchange Agreement to limit conversions of Series B Stock so that the aggregate number of shares of Common Stock, par value $0.001 per share ("Common Stock"), issued upon such conversions does not exceed an aggregate of 17,250,000, which conversions shall be subject in all events to the rights, preferences, privileges and other terms of the Series B Stock as stated in Voxware's Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Exhibit B (the "Amended and Restated Charter").

          c.   Castle Creek shall have received the payments contemplated by
Section 1.1 of the Exchange Agreement dated as of April 16, 2003 between Castle Creek and Voxware.

                                       2

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     Voxware and Castle Creek acknowledge that the terms of settlement described in paragraphs 1(a), 1(b) and 1(c) above are conditions precedent to the effectiveness of the other provisions of this Settlement Agreement, except as specifically otherwise provided for herein.

     2. Stipulated Judgment: Upon execution of this agreement, Voxware shall execute and deliver to Castle Creek the Stipulated Judgment in the litigation attached hereto as Exhibit C, which Stipulated Judgment shall be held in escrow by Castle Creek's counsel in accordance with the terms of this Settlement Agreement. Notwithstanding anything herein to the contrary, in no event shall Castle Creek file the Stipulated Judgment, except upon the occurrence of an Event of Default (as defined in Section 4 below).

     3. Closing: The "Closing" of this Settlement Agreement shall be deemed to have occurred when the complete execution of this Settlement Agreement has occurred and the conditions precedent to the settlement in paragraphs 1(a), 1(b) and 1(c) have been satisfied.

     4. Termination of Settlement Agreement: Castle Creek may, in its sole discretion, terminate this Settlement Agreement, including, inter alia, the release provisions herein, upon the following events (collectively, the "Events of Default):

          (a)  Closing does not occur on or before June 30, 2003;

          (b)  The Series D Purchase Agreement is terminated; or

          (c) Voxware shall have committed any material breach or event of default after the date of this Settlement Agreement and prior to the Closing, under any agreement between Voxware and Castle Creek which breach or event of default remains unremedied for three (3) business days after notice to Voxware from Castle Creek.

     5. Dismissal of the Litigation: Within five (5) business days of Closing, Castle Creek shall cause to be filed the stipulation of voluntary dismissal with prejudice attached hereto

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as Exhibit D.

     6. Stay Of Litigation: From the date of this Agreement until (a) Closing or (b) termination of this Settlement Agreement, Castle Creek shall obtain, subject to Court approval as may be necessary, a stay of all proceedings in the Litigation, including, but not limited to, an extension of Voxware's answer date.

     7. Release by Voxware. Upon the date of Closing, Voxware, on its own behalf and on behalf of all persons and entities acting through or under, in control of it or controlled by it, does hereby expressly fully release and forever discharge Castle Creek and Castle Creek's employees, subsidiaries, affiliates, owners, officers, directors, Board of Directors, managers, administrators, attorneys, agents, representatives, successors (including successors to the business by way of asset purchase), assigns, and all persons acting by, through, or in concert with them (collectively, the "Castle Creek Releasees") from any and all past, present or future claim, demand, order, directive, action, suit, cause of action, request for declaratory relief, cross-claim, third-party action, arbitration or mediation, demand, loss of services, compensation, charges, complaints, debts, obligations, promises or agreements, any and all costs, losses (including actual, alleged, threatened or potential loss of profit or business), damages (including all consequential, punitive and exemplary damages), and expenses (including all attorneys' fees and other professional fees), and any and all known or unknown bodily injuries or personal injuries (whether sounding in tort, contract, equity, nuisance, trespass, negligence, or strict liability), loss of quality of life, property damage (including but not limited to injury to property) or liabilities of any kind, whether at law or in equity, whether presently known, unknown or unknowable, or any other statutory, regulatory, administrative or common law cause of action of any sort or nature from the beginning of the world to the date hereof, which Voxware may have or claim to

                                       4

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have against the Castle Creek Releasees arising out of, from or relating in any way to any occurrence up to and including the date of execution of this Settlement Agreement (the "Voxware Claims").

     Upon the date of Closing, Voxware forever waives, surrenders and abandons any and all Voxware Claims, on its own behalf and on behalf of all persons and entities acting through or under, in control of it or controlled by it. Voxware hereby expressly assumes the risk that there may be Voxware Claims against Castle Creek or other Castle Creek Releasees that are unknown or unknowable to it and that the damages or costs sustained by them as a result of any released Voxware Claims may be greater than each currently realizes, that the damages may increase in amount or in severity over time, that the injuries, damages, and/or claims may be progressive, cumulative, unknown and/or unforeseeable, and that there may be hidden, unknown and unknowable damages or costs. Voxware hereby acknowledges that it is aware that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of the Voxware Claims, but that it is its intention hereby to fully, finally and forever to settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now or may in the future exist and that, in furtherance of such intention, releases hereby given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

     Voxware warrants and represents that it has not filed any Voxware Claims (by means of any individual or group charges or complaints or in any other manner) against Castle Creek or any other Castle Creek Releasees before any court or other agency of federal, state or local government, or any other forum.

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     Voxware warrants and represents to the best of Voxware's knowledge that no
Voxware Claim has been asserted or filed against Castle Creek or any other Castle Creek Releasees by any person or entity acting through or under, in control of or controlled by Voxware.

     8. Release by Castle Creek. Upon the date of Closing, Castle Creek, on its own behalf and on behalf of all persons and entities acting through or under, in control of it or controlled by it, does hereby expressly fully release and forever discharge (a) Voxware, and Voxware's employees, subsidiaries, affiliates, owners (other than Voxware Investor Releasees (as defined below)), officers, directors, Board of Directors, managers, administrators, attorneys, agents, representatives, successors (including successors to the business by way of asset purchase), assigns, and all persons acting by, through, or in concert with them (collectively, the "Voxware Company Releasees") and (b) each of the Purchasers under the Series D Purchase Agreement, as listed on Exhibit 1.01 thereto, together with such Purchasers' respective employees, subsidiaries, affiliates, shareholders, investors, owners, officers, directors, Board of Directors, managers, administrators, attorneys, agents, representatives, successors (including successors to the business by way of asset purchase), assigns, and all persons acting by, through, or in concert with them (collectively, the "Voxware Investor Releasees" and, together with the Voxware Company Releasees, the "Voxware Releasees") from any and all past, present or future claim, demand, order, directive, action, suit, cause of action, request for declaratory relief, cross-claim, third-party action, arbitration or mediation, demand, loss of services, compensation, charges, complaints, debts, obligations, promises or agreements, any and all costs, losses (including actual, alleged, threatened or potential loss of profit or business), damages (including all consequential, punitive and exemplary damages), and expenses (including all attorneys' fees and other professional fees), and any and all known or unknown bodily injuries or personal

                                       6

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injuries (whether sounding in tort, contract, equity, nuisance, trespass, negligence, or strict liability), loss of quality of life, property damage (including but not limited to injury to property) or liabilities of any kind, whether at law or in equity, whether presently known, unknown or unknowable, or any other statutory, regulatory, administrative or common law cause of action of any sort or nature from the beginning of the world to the date hereof, which Castle Creek may have or claim to have against the Voxware Releasees as follows,
(i) in the case of the Voxware Company Releasees, arising out of, from or relating in any way to any occurrence up to and including the date of execution of this Settlement Agreement (the "Castle Creek Company Claims"), including without limitation any claims relating to the terms of the Series B Stock, the Series D Stock or the Financing, and, (ii) in the case of Voxware Investor Releasees, arising out of, from or relating in any way to the terms of the Series B Stock or the Series D Stock or any occurrence otherwise arising out of, from or relating in any way to the Financing (the "Castle Creek Investor Claims", collectively with the Castle Creek Company Claims, shall be referred to as the "Castle Creek Claims"); provided, however, that nothing herein shall be deemed to limit (a) Castle Creek's rights or claims under the Series D Stock Purchase Agreement arising out of, from or relating in any way to any occurrence after the date of execution of this Settlement Agreement or (b) Castle Creek's rights or claims under the other transaction documents related to the Financing to which Voxware is a party or otherwise bound, including without limitation the Amended and Restated Charter, arising out of, from or relating in any way to any occurrence after the Closing.

     Upon the date of Closing, Castle Creek forever waives, surrenders and abandons any and all Castle Creek Claims, on its own behalf and on behalf of all persons and entities acting through or under, or in control of it or controlled by it. Castle Creek hereby expressly assumes

                                       7

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the risk that there may be Castle Creek Claims against Voxware or other Voxware
Releasees that are unknown or unknowable to it and that the damages or costs sustained by them as a result of any released Castle Creek Claims may be greater than each currently realizes, that the damages may increase in amount or in severity over time, that the injuries, damages, and/or claims may be progressive, cumulative, unknown and/or unforeseeable, and that there may be hidden, unknown and unknowable damages or costs. Castle Creek hereby acknowledges that it is aware that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of the Castle Creek Claims, but that it is its intention hereby to fully, finally and forever to settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now or may in the future exist and that, in furtherance of such intention, releases hereby given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

     Castle Creek warrants and represents that, other than the Litigation, it has not filed any Castle Creek Claims (by means of any individual or group charges or complaints or in any other manner) against Voxware or any other Voxware Releasees before any court or other agency of federal, state or local government, or any other forum.

     Castle Creek warrants and represents that, to the best of Castle Creek's knowledge, other than the Litigation, no Castle Creek Claim has been asserted or filed against Voxware or any other Voxware Releasees by any person or entity acting through or under, in control of or controlled by Castle Creek.

     9. Covenant Not to Sue. The actions to be taken in furtherance of this Settlement Agreement shall resolve any and all Voxware Claims and Castle Creek Claims. Upon the

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Closing: (a) Voxware covenants that neither Voxware, nor any entity who controls it or is controlled by it, shall sue, or take any civil or administrative action, or bring any other proceeding against Castle Creek or any other Castle Creek Releasees to seek relief with respect to any Voxware Claims; and (b)
Castle Creek covenants that neither Castle Creek nor any entity who controls it or is controlled by it shall sue, or take any civil or administrative action, or bring any other proceeding against Voxware or any other Voxware Releasees to seek relief with respect to any Castle Creek Claims. The Parties further expressly covenant and agree that they will not participate in any charge or complaint that may be made by and person or organization on their respective behalf.

     10. Foreclosure from Claims Against Third Parties. Except as specifically set forth herein, the Parties, each on its own behalf and on behalf of all persons and entities acting through or under, in control of it or controlled by it, do hereby agree: (a) that this Settlement Agreement affirmatively and expressly forecloses Voxware and all persons and entities acting through or under, in control of it or controlled by it from prosecuting Voxware Claims against other third persons or entities, including all Castle Creek Releasees; and (b) that this Settlement Agreement affirmatively and expressly forecloses Castle Creek and all persons and entities acting through or under, in control of or controlled by it, from prosecuting Castle Creek Claims against other third persons or entities, including all Voxware Releasees. Except as specifically set forth herein, the Parties further expressly covenant and agree forever to refrain from bringing any suit or proceeding at law or in equity against third parties or entities relating to any Voxware Claims or Castle Creek Claims. Notwithstanding the foregoing or any other provision of this Settlement Agreement, any Party shall have the right to assert a Voxware Claim or a Castle Creek Claim against any Castle Creek Releasee or Voxware Releasee, respectively, solely in the event that

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such Castle Creek Releasee or Voxware Releasee asserts a Castle Creek Claim or a
Voxware Claim against such Party in a court of competent jurisdiction.

     11. Enforcement. Each of the Parties acknowledge and agree that irreparable damage would occur if any of the provisions of this Settlement Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages would be an inadequate remedy therefore. Accordingly, each of the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Settlement Agreement and to enforce specifically its provisions in any foreign court, court of the United States or any state court having jurisdiction, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

     12. Assignment. Voxware and Castle Creek each represent and warrant that, as of the date hereof and the Closing, neither Party has or will have assigned, transferred, conveyed, or purported to assign, transfer or convey any Voxware Claims or Castle Creek Claims, respectively, to any other person or entity, nor shall they hereafter do so.

     13. No Admission. By entering into this Settlement Agreement, the Parties do not intend to make, nor shall they be deemed to have made, any admission of any kind. Nothing contained in this Settlement Agreement shall be construed as an admission by any Party as to the merit or lack of merit of any particular theory relating to the payment of Voxware Claims or Castle Creek Claims, as applicable. Statements made in the course of negotiations have been and shall be without prejudice to the rights of the Parties in any disputes or transactions with any other persons or entities not a party to this Settlement Agreement.

     14. Protection Afforded. In addition to any confidentiality provisions contained herein and not by way of limitation thereof, this Settlement Agreement shall be deemed to fall

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within the protection afforded compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and any similar law provision.

     15. Notices. Any statements, communications or notices to be provided pursuant to this Settlement Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the attention of the Parties at the addresses indicated below, until such time as notice of any change of person to be notified or change of address is forwarded to all
Parties:

If to Voxware:        Nicholas Narlis,                         with a copy to:    Hale and Dorr LLP
                      Senior Vice President and Chief                             650 College Road East
                      Financial Officer                                           Princeton, NJ 08540
                      Voxware, Inc.                                               Attn: William J. Thomas, Esq.
                      168 Franklin Corner Road
                      Lawrenceville, NJ  08648

If to Castle Creek:   Thomas A. Frei                           with a copy to:    Richard M. Beck, Esquire
                      Castle Creek Technology Partners, LLC                       Klehr, Harrison, Harvey,
                      111 West Jackson Boulevard                                  Branzburg & Ellers LLP
                      Chicago, Illinois 60604                                     919 Market Street - Suite 1000
                                                                                  Wilmington, DE 19801-3062

     Or to such other addresses as the Parties hereto may from time to time designate in writing by notice to the other.

     16. Other Assurances. Each Party shall provide such further and other written assurances reasonably necessary to effectuate the terms and intent hereof.

     17. Entire Agreement. This Settlement Agreement is the complete and entire agreement between the Parties and may not be modified, changed, contradicted, added to or altered in any way by any previous or concurrent written or oral agreements or any subsequent oral agreements. All prior negotiations, oral or written, are merged in this Settlement Agreement. All modifications and amendments to this Settlement Agreement must be made in

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writing and signed by each of the Parties hereto.

     18. Severability. No determination by any court, governmental body, arbitration or other judicial body that any provision of this Settlement Agreement or amendment is invalid or unenforceable in any instance shall effect the validity or enforceability of any other provision of this Settlement Agreement. Each provision shall be valid and enforceable to the fullest extent permitted by, and shall be construed where and whenever possible as being consistent with, applicable law.

     19. No Waiver. No failure or delay on the part of any Party to exercise any power, right or privilege under this Settlement Agreement shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     20. Successors and Assigns; Third Party Rights. This Settlement Agreement shall bind the successors and assigns of the Parties, and inure to the benefit of any successor or assign of any of the Parties; provided, however, that no Party may assign this Settlement Agreement, other than by merger, consolidation, sale of substantially all of its stock or assts, or a similar transaction, without the consent of each of the other Parties. Subject to the last sentence of Section 10 hereof, each Castle Creek Releasee and each Voxware Releasee shall have the right to enforce this Settlement Agreement, in accordance with the terms hereof, against any Party (and any person or entity acting through or under, in control of or controlled by, any Party) in the event that any Voxware Claim or Castle Creek Claim is asserted against such Voxware Releasee or Castle Creek Releasee.

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

     21. Governing Law. This Settlement Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

     22. Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereto: (a) except as provided in Section 11 hereof, accepts, generally and unconditionally, the exclusive jurisdiction of the state or federal courts located in the State of Delaware and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with any claim arising under or related to this Settlement Agreement or the breach or enforcement thereof (a "Release Related Claim"); and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each of the Parties hereto waives personal service of process and consents that service of process upon it may be made by certified mail, return receipt requested, at the addresses specified or determined in accordance with the provisions of Section 15, and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing herein shall affect the right of any Person to serve process in any other manner permitted by law or shall limit the right of any Person to bring proceedings in the courts of any other jurisdiction. For purposes of this Section 22, "Person" means any natural person, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, governmental body, or any other entity whatsoever. The Parties shall independently bear their own costs related to any dispute brought to the attention of the Court, including attorneys' fees and costs. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY RELEASE RELATED CLAIM.

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

     23. Authorship. The Parties agree that this Settlement Agreement reflects the joint drafting efforts of all Parties. In the event any dispute, disagreement or controversy arises regarding this Settlement Agreement, the Parties shall be considered joint authors and no provision shall be interpreted against any Party because of authorship. Each Party also agrees that it is fully informed as to the meaning and intent of this Settlement Agreement and has been advised by independent counsel of its choosing in that regard.

     24. Execution. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     25. Facsimile Execution. Delivery of an executed counterpart of this Settlement Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Settlement Agreement. Any Party delivering an executed counterpart of this Settlement Agreement by facsimile also shall deliver a manually executed counterpart of this Settlement Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Settlement Agreement.

     26. Authority to Sign Settlement Agreement. The individuals signing this Settlement Agreement hereby represent and warrant that they are empowered and authorized to sign on behalf of and bind the Parties for whom they have signed.

                            [Signature page follows]

                                       14

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                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the Parties have caused this Settlement Agreement to be duly executed under seal as of and on the date written below.

                                          VOXWARE, INC.

                                          By: /s/ Nicholas Narlis
                                              ----------------------------------
Date: 4/17/03                             Name: Nicholas Narlis
      -----------------------------             --------------------------------
                                          Title: Senior Vice President and CEO
                                                 -------------------------------

                                          CASTLE CREEK TECHNOLOGY PARTNERS, LLC

                                          By: /s/ Thomas A. Frei
                                              ----------------------------------
Date: 4/17/03                             Name: /s/ Thomas A. Frei
      -----------------------------             --------------------------------
                                          Title: Managing Director
                                                 -------------------------------

State of New Jersey

County of Mercer

     Before me, a notary public, personally appeared Nicholas Narlis, who, being duly sworn, stated that he has executed the foregoing Settlement Agreement, on behalf of Voxware, Inc. and is duly authorized to do so.

          Witness my hand and notarial seal this 17/th/ day of April, 2003.


/s/ Janet Hoffner
-----------------------
Notary Public


My Commission expires:  May 5, 2008
                        ---------------------

State of Illinois

County of Cook

          Before me, a notary public, personally appeared Thomas A. Frei, who, being duly sworn, stated that he has executed the foregoing Settlement Agreement, on behalf of Castle Creek Technology Partners, LLC and is duly authorized to do so.

          Witness my hand and notarial seal this 17/th/ day of April, 2003.


Ruth Rodriquez
------------------------------
Notary Public

                                                                   /SEAL/

My Commission expires:  8/11/06